UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2023
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐
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Item 3.02.
On March 16, 2023, National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”), closed its previously announced acquisition of a portfolio of 15 properties located in Florida for approximately $144.0 million (the “Acquisition”) from affiliates of Shader Brothers Corporation d/b/a Personal Mini Storage (“Personal Mini”), one of the Company’s participating regional operators.
In connection with the closing of the Personal Mini Acquisition, the Company issued 5,668,128 6.000% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Series B Preferred Shares”), to the former shareholders of Personal Mini.
The issuance described above was exempt from registration under Section 4(a)(2), pursuant to Rule 506(b), of the Securities Act of 1933, as amended.
Item 3.03. Material Modifications to Rights of Security Holders.
Articles Supplementary
On March 15, 2023, the Company filed with the State Department of Assessments and Taxation of the State of Maryland Articles Supplementary (the “Articles Supplementary”) to the Company’s Articles of Amendment and Restatement, classifying and designating 7,000,000 of the Company’s authorized but unissued preferred shares of beneficial interest as Series B Preferred Shares. As set forth in the Articles Supplementary, the Series B Preferred Shares rank senior to the Company’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”), on parity with the Company’s 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Series A Preferred Shares”) and any future equity shares that the Company may later authorize or issue and that by their terms are on parity with the Series B Preferred Shares, and junior to any other class of the Company’s shares expressly designated as ranking senior to the Series B Preferred Shares. Holders of Series B Preferred Shares, when and as authorized by the board of trustees of the Company, are entitled to cumulative cash dividends at the rate of 6.000% per annum of the $25.00 per share liquidation preference per share, equivalent to $1.50 per annum per share. Dividends are payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on June 30, 2023. The first dividend would be a pro rata dividend from and including March 16, 2023 to and including June 30, 2023. In addition to other preferential rights, the holders of Series B Preferred Shares are entitled to receive the liquidation preference, which is $25.00 per share, before the holders of Common Shares in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs.
Generally, Series B Preferred Shares are not redeemable by the Company prior to September 15, 2043. However, upon the occurrence of a Change of Control (as defined below), holders of Series B Preferred Shares will have the right (unless, on or prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem the Series B Preferred Shares) to convert some or all of the Series B Preferred Shares (the “Change of Control Conversion Right”) into a number of Common Shares per Series B Preferred Share to be converted equal to the lesser of:
•the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date for a Series B Preferred Share dividend payment and prior to the corresponding Series B Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Share Price (as defined below) (such quotient, the “Conversion Rate”); and
•1.23732 (the “Share Cap”), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration, as described in the Articles Supplementary.
If, on or prior to the Change of Control Conversion Date, the Company has provided or provides a redemption notice, whether pursuant to the Company’s special optional redemption right in connection with a Change of Control or the Company’s optional redemption right, holders of Series B Preferred Shares will not have any right to convert their Series B Preferred Shares in connection with the Change of Control Conversion Right and any Series B Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
A “Change of Control” is when, after the original issuance of the Series B Preferred Shares, the following have occurred and are continuing:

•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in the election of the Company’s trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
•following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity (or if, in connection with such transaction, common shares are converted into or exchangeable for (in whole or in part) common equity securities of another entity, such other entity) has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE American, LLC (“NYSE AMER”) or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.
The “Change of Control Conversion Date” is the date the Series B Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides notice of the occurrence of a Change of Control to the holders of Series B Preferred Shares.
The “Common Share Price” will be: (i) if the consideration to be received in the Change of Control by the holders of the Company’s common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of the Company’s common shares is other than solely cash (x) the average of the closing sale price per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Company’s common shares are then traded, or (y) the average of the last quoted bid prices for the Company’s common shares in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Company’s common shares are not then listed for trading on a U.S. securities exchange.
A complete description of the Series B Preferred Shares is contained in the Articles Supplementary incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K.
Partnership Unit Designation
On March 16, 2023, the Company, as General Partner of NSA OP, LP, its operating partnership subsidiary (the “Operating Partnership”), executed an amendment to its Third Amended and Restated Agreement of Limited Partnership dated April 28, 2015, as amended (the “OP Agreement”), to adopt a partnership unit designation creating a series of preferred units (the “Series B Preferred OP Units”) that mirrors the rights and preferences of the Series B Preferred Shares described above. At the closing of the Acquisition, the property-owning entity that the Company acquired in the Acquisition was contributed by the Company to the Operating Partnership in exchange for 5,668,128 Series B Preferred OP Units.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Information about the Articles Supplementary under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.
Item 8.01 Other Events
In connection with the closing of the Acquisition, the Company entered into a registration rights agreement with the former shareholders of Personal Mini who received the Company’s Series B Preferred Shares (the “Registration Rights Agreement”), requiring the Company to, among other things, use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission, a resale registration statement within 180 days after the closing of the Acquisition, to register the offer and resale of the Series B Preferred Shares on a delayed or continuous basis. As soon as practicable following the effectiveness of the Registration Statement, the Company must use commercially reasonable efforts to cause all Series B Preferred Shares to be listed on the national securities exchange on which the Company’s common shares are then listed.
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
3.1	Articles Supplementary designating the Series B Preferred Shares of National Storage Affiliates Trust.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Chief Executive Officer

Date: March 21, 2023